Exhibit 21

BOYKIN LODING COMPANY
SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2003

Name	State	Ownership Percent

Boykin Hotel Properties, L.P. (“BHPLP”)	Ohio	85%

West Doughboy L.L.C.	Delaware	100% (by BHPLP)

Red Lion Inns Operating, L.P.	Delaware	99% (by BHPLP)

Red Lion Inns Operating, L.P.	Delaware	1% (by West Doughboy L.L.C.)

BoyStar Ventures, L.P.	Ohio	91% (by BHPLP)

Boykin Hunt Valley, L.L.C.	Delaware	100% (by BHPLP)

Shawan Road Hotel Limited Partnership	Maryland	91% (by Boykin Hunt Valley, L.L.C.)

Hunt Valley Leasing, Inc.	Delaware	100% (by Shawan Road Hotel Limited Partnership)

RadBoy Mt. Laurel L.L.C.	Ohio	100% (by BHPLP)

Boykin Kansas City, L.L.C.	Ohio	100% (by BHPLP)

Boykin/AEW LLC (“BOYAEW”)	Delaware	25% (by BHPLP)

Boykin Chicago, L.L.C. (“Boykin Chicago”)	Ohio	75% (by BOYAEW)

Boykin Chicago, L.L.C.	Ohio	25% (by BHPLP)

71 E. Wacker Leasing, Inc.	Delaware	100% (by Boykin Chicago)

Boykin San Antonio, L.L.C.	Delaware	100% (by BHPLP)

Boykin Southfield, L.L.C.	Delaware	100% (by BHPLP)

Boykin Marco LLC	Delaware	100% (by BHPLP)

Boykin Washington I LLC	Delaware	100% (by BHPLP)

Boykin Holding, LLC (“Boykin Holding”)	Delaware	100% (by BHPLP)

Boykin Berkeley, LLC	Delaware	100% (by Boykin Holding)

Boykin Buffalo, LLC	Delaware	100% (by Boykin Holding)

Boykin Cleveland, LLC	Delaware	100% (by Boykin Holding)

Boykin Crabtree, LLC	Delaware	100% (by Boykin Holding)

Boykin Ft. Myers, LLC	Delaware	100% (by Boykin Holding)

Boykin Lake Norman I, LLC	Delaware	100% (by Boykin Holding)

Boykin Lake Norman II, LLC	Delaware	100% (by Boykin Holding)

Boykin Washington, LLC	Delaware	100% (by Boykin Holding)

Boykin San Diego L.L.C.	Ohio	91% (by Boykin Holding)

BoyCon, L.L.C. (“BoyCon”)	Delaware	50% (by BHPLP)

BoyCon Leasing, Inc.	Ohio	100% (by BoyCon)

BellBoy, Inc. (“BellBoy”)	Delaware	100% (by BHPLP)

White Sands Villas Development, LLC	Delaware	100% (by BellBoy)

BeachBoy, LLC	Delaware	100% (by BellBoy)

Sanibel View Development LLC	Delaware	100% (by BellBoy)

Captiva Villas Development LLC	Delaware	100% (by BellBoy)

Minneapolis Leasing LLC	Delaware	100% (by BellBoy)

Kansas City Leasing LLC	Delaware	100% (by BellBoy)

Berkeley Leasing I LLC	Delaware	100% (by BellBoy)

Buffalo Leasing LLC	Delaware	100% (by BellBoy)

Cleveland Leasing LLC	Delaware	100% (by BellBoy)

Crabtree Leasing LLC	Delaware	100% (by BellBoy)

Fort Myers Leasing LLC	Delaware	100% (by BellBoy)

Lake Norman I Leasing LLC	Delaware	100% (by BellBoy)

Lake Norman II Leasing LLC	Delaware	100% (by BellBoy)

Knoxville Leasing LLC	Delaware	100% (by BellBoy)

Westboy LLC	Delaware	100% (by BellBoy)

Highpoint Leasing LLC	Delaware	100% (by BellBoy)

Columbus Leasing LLC	Delaware	100% (by BellBoy)

Melbourne Q Leasing LLC	Delaware	100% (by BellBoy)

Melbourne H Leasing LLC	Delaware	100% (by BellBoy)

French Lick Leasing LLC	Delaware	100% (by BellBoy)

Mt. Laurel Leasing LLC	Delaware	100% (by BellBoy)

Southfield Leasing LLC	Delaware	100% (by BellBoy)

Marco Leasing LLC	Delaware	100% (by BellBoy)

Lodging IT LLC	Delaware	100% (by BellBoy)